UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2007

                              Compuware Corporation
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-20900

                     Michigan                               38-2007430
        (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                 Identification No.)

   One Campus Martius, Detroit, Michigan                     48226-5099
  (Address of Principal Executive Offices)                   (Zip Code)

      (Registrant's telephone number, including area code): (313) 227-7300

                                 ---------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 30, 2007, Compuware Corporation ("Compuware") entered into a Stock Repurchase Agreement ("Agreement") with ForeSee Results, Inc. ("ForeSee"), a privately held Delaware corporation. Under the Agreeement, ForeSee purchased all of the common shares in ForeSee owned by Compuware (4,410,000 common shares) for $11,250,000 in cash. As part of the transaction, a portion of the accrued interest on existing notes due to Compuware was paid, and the notes were restructured to increase the interest rate to 10.25% and to extend the term of the notes so that $0.6 million will become due (with interest) at March 30, 2009 and $5.633 million will become due (with interest) at March 30, 2012. In addition, Compuware agreed that the notes would be subordinate in payment rights to certain third party financing obtained by ForeSee in connection with the transaction. Compuware's prior obligation to make up to $367,000 in additional loans to ForeSee has been terminated.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMPUWARE CORPORATION


Date: March 30, 2007                        By: /s/ Laura Fournier
                                               ------------------------------
                                            Senior Vice President and
                                            Chief Financial Officer